Exhibit (a)(1)(C)

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The election period closes on 4/28/2023. You have days left to make an election.

My Eligible Options

The options below are available for exchange. Using the dropdowns on the right, please elect to exchange your options for new RSUs or leave as-is. Options you have selected to exchange already during this exchange offer period have been highlighted.

Existing Awards								Exchange Awards			Exchange Decision
Grant Number	Grant Type	Exercise Price	Grant Date	Expiration Date	Options Outstanding*	Options Vested*	Exchange Ratio	Grant Type	New RSUs Granted*	New Vesting Schedule	Exchange?
	ISO	$10.05	10/7/2021	10/6/2031	31,494	11,594	2 to 1	RSU	15,747	1/3 per year for 3 years	Do Not Exchange
	ISO	$11.47	1/7/2022	1/7/2032	4,179	0	2 to 1	RSU	2,089	1/3 per year for 3 years	Exchange for New
	NQ	$10.05	10/7/2021	10/6/2031	411,260	145,214	2 to 1	RSU	205,630	1/3 per year for 3 years	Exchange for New
	NQ	$11.47	1/7/2022	1/7/2032	196,370	58,493	2 to 1	RSU	98,185	1/3 per year for 3 years	Exchange for New

**Note that these values are rounded for display purposes. The actual underlying value may differ.*

CONFIRM AND SUBMIT

Please confirm your elections. You may change your elections until the offer period closes on **4/28/2023.**

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Exchanges

You have elected to exchange the following options:

				Existing Awards				*Exchange Awards*		
Grant Number	**Grant Type**	**Exercise Price**	**Grant Date**	**Expiration Date**	**Options Outstanding***	**Options Vested***	**Exchange Ratio**	**Grant Type**	**New RSUs Granted***	**New Vesting Schedule**
	ISO	$10.05	10/7/2021	10/6/2031	31,494	11,594	2 to 1	RSU	15,747	1/3 per year for 3 years

Revisions

You previously elected to exchange the options below, but are now choosing to not exchange and stay with the existing awards:

				Existing Awards				*Exchange Awards*		
Grant Number	Grant Type	Exercise Price	Grant Date	Expiration Date	Options Outstanding*	Options Vested*	Exchange Ratio	Grant Type	RSUs Granted*	New Vesting Schedule
	ISO	$11.47	1/7/2022	1/7/2032	4,179	0	2 to 1	RSU	2,089	1/3 per year for 3 years

Previously Exchanged

You previously elected to exchange the options below, which will remain as such:

				Existing Awards				*Exchange Awards*		
Grant Number	**Grant Type**	**Exercise Price**	**Grant Date**	**Expiration Date**	**Options Outstanding***	**Options Vested***	**Exchange Ratio**	**Grant Type**	**New RSUs Granted***	**New Vesting Schedule**
	NQ	$10.05	10/7/2021	10/6/2031	411,260	145,214	2 to 1	RSU	205,630	1/3 per year for 3 years
	NQ	$11.47	1/7/2022	1/7/2032	196,370	58,493	2 to 1	RSU	98,185	1/3 per year for 3 years

**Note that these values are rounded for display purposes. The actual underlying value may differ.*

CONFIRM & SUBMIT

AON

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The election period closes on 4/28/2023. You have days left to make an election.

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